EXHIBIT 12
                           FLEET FINANCIAL GROUP, INC.
         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
             AND PREFERRED DIVIDENDS EXCLUDING INTEREST ON DEPOSITS
                                   (millions)

                                                  Three months  Nine months
                                                     ended         ended
                                                  September 30  September 30                   Year ended December 31
--------------------------------------------------------------------------------------------------------------------------------
                                                       1996       1996       1995       1994       1993       1992       1991
--------------------------------------------------------------------------------------------------------------------------------
Earnings:
     Income (loss) before income taxes, extra-
       ordinary credit and cumulative effect of
       change in method of accounting                 $   503    $ 1,423    $ 1,034    $ 1,380    $ 1,094    $   617    $   (16)
Adjustments:
     (a)  Fixed charges:
          (1) Interest on borrowed funds                  148        551      1,279        990        752        639        728
          (2) 1/3 of Rent                                  13         39         50         51         52         49         43
     (b)  Preferred dividends                              32         87         62         49         60         66         24
--------------------------------------------------------------------------------------------------------------------------------
     (c)  Adjusted earnings                           $   696    $ 2,100    $ 2,425    $ 2,470    $ 1,958    $ 1,371    $   779
================================================================================================================================
Fixed charges and preferred dividends                 $   193    $   677    $ 1,391    $ 1,090    $   864    $   754    $   795
================================================================================================================================
Adjusted earnings/fixed charges                         3.60x      3.10x      1.74x      2.27x      2.27x      1.82x      0.98x*
--------------------------------------------------------------------------------------------------------------------------------


                         INCLUDING INTEREST ON DEPOSITS


                                                  Three months  Nine months
                                                     ended         ended
                                                  September 30  September 30                   Year ended December 31
--------------------------------------------------------------------------------------------------------------------------------
                                                       1996       1996       1995       1994       1993       1992       1991
--------------------------------------------------------------------------------------------------------------------------------
Earnings:
     Income (loss) before income taxes, extra-
       ordinary credit and cumulative effect of
       change in method of accounting                 $   503    $ 1,423    $ 1,034    $ 1,380    $ 1,094    $   617    $   (16)
Adjustments:
     (a)  Fixed charges:
          (1) Interest on borrowed funds                  148        551      1,279        990        752        639        728
          (2) 1/3 of Rent                                  13         39         50         51         52         49         43
          (3) Interest on deposits                        467      1,299      1,726      1,171      1,165      1,699      2,414
     (b)  Preferred dividends                              32         87         62         49         60         66         24
--------------------------------------------------------------------------------------------------------------------------------
     (c)  Adjusted earnings                           $ 1,163    $ 3,399    $ 4,151    $ 3,641    $ 3,123    $ 3,070    $ 3,193
--------------------------------------------------------------------------------------------------------------------------------
Fixed charges and preferred dividends                 $   660    $ 1,976    $ 3,117    $ 2,261    $ 2,029    $ 2,453    $ 3,209
================================================================================================================================
Adjusted earnings/fixed charges                         1.76x      1.72x      1.33x      1.61x      1.54x      1.25x      0.99x*
--------------------------------------------------------------------------------------------------------------------------------

* Note that adjusted earnings are inadequate to cover fixed charges, the deficiency being $16,375 for both the ratio excluding and including interest on deposits.

                                   EXHIBIT 12
                           FLEET FINANCIAL GROUP, INC.
         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                         EXCLUDING INTEREST ON DEPOSITS
                                   (millions)

                                                  Three months  Nine months
                                                     ended         ended
                                                  September 30  September 30                   Year ended December 31
--------------------------------------------------------------------------------------------------------------------------------
                                                       1996       1996       1995       1994       1993       1992       1991
--------------------------------------------------------------------------------------------------------------------------------
Earnings:
     Income (loss) before income taxes, extra-
       ordinary credit and cumulative effect of
       change In method of accounting                 $   503    $ 1,423    $ 1,034    $ 1,380    $ 1,094    $   617    $   (16)
Adjustments:
     (a)  Fixed charges:
          (1) Interest on borrowed funds                  148        551      1,279        990        752        639        728
          (2) 1/3 of Rent                                  13         39         50         51         52         49         43
--------------------------------------------------------------------------------------------------------------------------------
     (b)  Adjusted earnings                           $   664    $ 2,013    $ 2,363    $ 2,421    $ 1,898    $ 1,305    $   755
================================================================================================================================
Fixed charges                                         $   161    $   590    $ 1,329    $ 1,041    $   804    $   688    $   771
================================================================================================================================
Adjusted earnings/fixed charges                         4.12x      3.41x      1.78x      2.33x      2.36x      1.90x      0.98x*
--------------------------------------------------------------------------------------------------------------------------------


                         INCLUDING INTEREST ON DEPOSITS

                                                  Three months  Nine months
                                                     ended         ended
                                                  September 30  September 30                   Year ended December 31
--------------------------------------------------------------------------------------------------------------------------------
                                                       1996       1996       1995       1994       1993       1992       1991
--------------------------------------------------------------------------------------------------------------------------------
Earnings:
     Income (loss) before income taxes, extra-
       ordinary credit and cumulative effect of
       change in method of accounting                 $   503    $ 1,423    $ 1,034    $ 1,380    $ 1,094    $   617    $   (16)
Adjustments:
     (a)  Fixed charges:
          (1) Interest on borrowed funds                  148        551      1,279        990        752        639        728
          (2) 1/3 of Rent                                  13         39         50         51         52         49         43
          (3) Interest on deposits                        467      1,299      1,726      1,171      1,165      1,699      2,414
--------------------------------------------------------------------------------------------------------------------------------
     (b)  Adjusted earnings                           $ 1,131    $ 3,312    $ 4,089    $ 3,592    $ 3,063    $ 3,004    $ 3,169
--------------------------------------------------------------------------------------------------------------------------------
Fixed charges                                         $   628    $ 1,889    $ 3,055    $ 2,212    $ 1,969    $ 2,387    $ 3,185
================================================================================================================================
Adjusted earnings/fixed charges                         1.80x      1.75x      1.34x      1.62x      1.56x      1.26x      0.99x*
--------------------------------------------------------------------------------------------------------------------------------


* Note that adjusted earnings are inadequate to cover fixed charges, the deficiency being $16,375 for both the ratio excluding and including interest on deposits.


                                       31